                                                                   Exhibit 3-227
--------------------------------------------------------------------------------

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 07/15/1993
                                                    931965374 - 2291119



                    RESTATED CERTIFICATION OF INCORPORATION

                                       0F

                         THE MULTICARE COMPANIES, INC.

-------------------------------------------------------------------------------

                         Adopted in Accordance with the
                    Provisions of Section 245 and 342 of the
                        Delaware General Corporation Law

-------------------------------------------------------------------------------

   THE MULTICARE COMPANIES, INC., a corporation organized under the General Corporation Law of the State of Delaware (the "GCL"), certifies as follows:

   1. The name of the corporation is The Multicare Companies Inc. (the "Corporation"). The date of filing of its original certificate of incorporation with the Secretary of State was March 16, 1992.

   2. This Restated Certificate of Incorporation hereby amends the Certificate of Incorporation of the Corporation, as now in effect, to, among other things,
(i) increase the total number of shares of capital stock which the Corporation shall have authority to issue from Ten Thousand (10,000) to Thirty-three
Million (33,000,000), (ii) provide that special meetings of the stockholders of the Corporation may be called only by a majority of the Board of Directors, by the Chairman of the Board of Directors or by the President of the Corporation and (iii) renumber the provisions pertaining to limitation of the liability of directors and to indemnification of directors; and this Restated Certificate of Incorporation restates and integrates into one document all of the provisions thereof as so amended. This Restated Certificate of Incorporation was proposed by the Board of Directors and adopted by the stockholders of the Corporation in accordance with and in the manner and by the vote prescribed by Sections 245 and 242 of the GCL, and is as follows:


                                   ARTICLE I

                                      NAME

   The name of the corporation (hereinafter referred to as the "Corporation") is:

                         THE MULTICARE COMPANIES, INC.


                                   ARTICLE II

                           ADDRESS; REGISTERED AGENT

   The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                  ARTICLE III

                                    PURPOSES

   The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the GCL.

                                                                               3
                                   ARTICLE IV

                                 CAPITALIZATION

   The total number of shares which the Corporation shall have authority to issue is Thirty-three Million (33,000,000) shares, consisting of Three Million (3,000,000) shares of Preferred Stock, of the par value of One Cent ($0.01) per share (hereinafter called "Preferred Stock"), and Thirty Million (30,000,000) shares of Common Stock, of the par value of One Cent ($0.01) per share (hereinafter called "Common Stock").


                                   ARTICLE V

                             RIGHTS OF STOCKHOLDERS

   The designation, relative rights, preferences and limitations of the shares of each class are as follows:

   1. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

   2. Subject to the provisions of any applicable law or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of preferred stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

   3. Subject to the provisions of this Restated Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.


                                   ARTICLE VI

                            ACTION BY STOCKHOLDERS;
                             STOCKHOLDERS' MEETINGS

   1. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected solely at an annual or special meeting of stockholders duly called and held in accordance with law and this Restated Certificate of Incorporation, and the power of stockholders, or any of them, to consent in writing, without a meeting, to the taking of any such action is hereby specifically denied.

   2. In addition to any authorization provided by law or this Restated Certificate of Incorporation, the Board of Directors is authorized to adopt provisions in the By-laws of the Corporation that provide the manner by which a stockholder of the Corporation may nominate directors or may bring any other business before an annual or special meeting of stockholders, including without limitation provisions requiring advance notice by such stockholder and prescribing the content thereof.

   3. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may be brought before such meeting in accordance with this Restated Certificate of Incorporation shall be held at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. If the election of directors shall not be held on the date designated therefor or at an adjournment of a meeting convened on such date, the Board of Directors by resolution or resolutions adopted by the affirmative vote of a majority of the entire Board of Directors shall cause to be held a special meeting of stockholders for such purpose as soon thereafter as is reasonably practicable. Special meetings of stockholders other than as above provided may be called at any other time only at the direction of the Board of Directors by resolution adopted by the affirmative vote of a majority of the entire Board of

Directors, or by the Chairman of the Board of Directors or by the President of the Corporation. Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided. Except as otherwise provided by law or by this Restated Certificate of Incorporation, at any meeting of the stockholders of the corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Restated Certificate of Incorporation and, a quorum being present, except as otherwise required by law, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders. Election of directors need not be by written ballot except to the extent provided in the By-laws of the Corporation. At every meeting of stockholders, the Chairman of the Board of Directors or, in the absence of such officer, the President, or in the absence of the Chairman of the Board of Directors and the President, such officer or other person as shall be designated in accordance with the By-laws of the Corporation, shall act as Chairman of the meeting. The Chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of each meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

                                  ARTICLE VII

                               BOARD OF DIRECTORS

   1. Effective at the first annual meeting of stockholders at which directors are elected, the Board of Directors shall be divided into three classes - Class I, Class II, Class III - which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director first elected to Class I shall hold office until the annual meeting of stockholders in 1995; each director first elected to Class II shall hold office until the annual meeting of stockholders in 1996; and each director first elected to Class III shall hold office until the annual meeting of stockholders in 1997.

   2. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed in the By-laws of the Corporation, and such number of directors and their respective classifications so fixed in such By-laws may be changed only by the affirmative vote of a majority of the directors in office at the time of vote, provided that any such action does not operate to remove a director other than in the manner prescribed in this Restated Certificate of Incorporation or the By-laws of the Corporation. When the number of directors is changed, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. The directors of the Corporation need not be stockholders.

   3. Each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. No director may be removed during his term except for cause. Should a vacancy occur or be created, whether arising through death, retirement, resignation or removal of a director, such vacancy shall be filled by a majority vote of the remaining directors. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

   4. Except as otherwise provided by law or by this Restated Certificate of Incorporation, a majority of the directors in office at the time of a duly assembled meeting shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board of Directors.

   5. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation, from time to time, may make, amend or repeal By-laws of the Corporation; provided, that By-laws made or amended by the Board of Directors may be amended or repealed, and that any By-laws may be made, by the stockholders of the Corporation.

   6. The By-laws may confer upon the Board of Directors powers in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by law, but only to the extent permitted by law and by the provisions of this Restated Certificate of Incorporation.

                                                                               8
                                  ARTICLE VIII

                            LIMITATION OF LIABILITY

   1. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the GCL or (d) for any transaction from which the director derived any improper personal benefits.

   2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

                                INDEMNIFICATION

   1. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article IX.

   2. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the GCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

   3. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Restated Certificate of Incorporation, the By-Laws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

   4. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

   5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX, the By-laws or under Section 145 of the GCL or any other provision of law.

   6. The provisions of this Article IX shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article IX is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article IX shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

   7. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article IX shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

   8 Any director or officer of the Corporation serving in any capacity for
(a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

   9. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article IX may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

   IN WITNESS WHEREOF, this Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 245 and 242 of the GCL, has been signed as of July 14, 1993.

                                            /s/ Daniel E. Straus
                                            -----------------------------------
                                            Daniel E. Straus
                                            President

Attest:

/s/ Moshael D. Straus
--------------------------------
Moshael D. Straus
Secretary

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 05/17/1995
                                                    950109150 - 2291119


                     CERTIFICATION OF CHANGE OF LOCATION OF

                     REGISTERED OFFICE AND REGISTERED AGENT

                                       OF

                         THE MULTICARE COMPANIES, INC.

   The undersigned corporation hereby certifies as follows:

   FIRST: The name of the corporation is
THE MULTICARE COMPANIES, INC.

   SECOND: The address of the new registered office shall be 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901.

   THIRD: The name of the new registered agent is United Corporate Services, Inc.

   FOURTH: The aforesaid changes were duly authorized by appropriate resolutions adopted by the Board of Directors at a meeting thereof.

   IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements made herein are true under the penalties of perjury, this sixteenth day of May, 1995.


                                         THE MULTICARE COMPANIES, INC.

                                         /s/ PAUL J. KLAUSNER
                                         ---------------------------------------
                                         Paul J. Klausner, Vice President

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 05/08/1995
                                                    960134292 - 2291119


                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         THE MULTICARE COMPANIES, INC.


                            (a Delaware Corporation)

It is hereby certified that:

   1. The name of the corporation (hereinafter called the "Corporation") is The Multicare Companies, Inc.

   2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article IV thereof by substituting in lieu of said Article the following new Article IV:

       "The total number of shares which the Corporation shall have authority to issue is Seventy-seven Million (77,000,000) shares, consisting of Seven Million (7,000,000) shares of Preferred Stock, of the par value of One Cent ($.01) per share (hereinafter called "Preferred Stock"), and Seventy Million (70,000,000) shares of Common Stock, of the par value of One Cent ($.01) per share (hereinafter called "Common Stock")."

   3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

Signed on May 8, 1996.


                                        By: /s/ Daniel E. Straus
                                            -----------------------------------
                                            Daniel E. Straus
                                            President and Co-Chief Executive
                                            Officer

Attest:

By: /s/ Bradford C. Burkett
    ---------------------------------------------
    Bradford C. Burkett
    Vice President, General Counsel and Secretary


o

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 10/10/1997
                                                    971343473 - 2291119


                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                      GENESIS ELDERCARE ACQUISITION CORP.

                                      INTO

                         THE MULTICARE COMPANIES, INC.


                    (Pursuant to Section 253 of the Delaware
                General Corporation Law, as amended (the "DGCL"))

   Genesis ElderCare Acquisition Corp., formerly known as Waltz Acquisition Corp. (the "Corporation"), a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

   FIRST: That this Corporation was incorporated on May 29, 1997, pursuant to the DGCL.

   SECOND: That this Corporation owns at least ninety percent (90%) of the outstanding shares of the common stock, $.01 par value per share, of The Multicare Companies, Inc. ("Multicare"), a corporation incorporated on March 16, 1992, pursuant to the DGCL.

   THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent dated October 10, 1997, determined to merge itself into said Multicare:

       WHEREAS, pursuant to resolutions adopted by unanimous written consent of the Board of Directors of the Corporation dated May 30, 1997, the Board of Directors of the Corporation deemed it advisable and to the advantage of the Corporation that the Corporation enter into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 16, 1997, by and among the Corporation, Genesis ElderCare Corp. (formerly known as Waltz Corp.) ("Parent"), a Delaware corporation and parent to the Corporation, and The Muticare Companies, Inc., a Delaware Corporation ("Multicare"), providing for the merger (the "Merger") of the Corporation with and into Multicare (the "Merger Agreement"); and

       WHEREAS, the Corporation is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of common stock, $0.01 par value per share ("Common Stock"), of Multicare; and

       WHEREAS, said Common Stock is the only issued and outstanding class of stock of Multicare; and

       WHEREAS, the Corporation desires to merge itself into Multicare, with Multicare being the surviving corporation, pursuant to the provisions of Section 253 of the DGCL;

      NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware (but subject to the approval of the sole stockholder of the Corporation) the Corporation merge and it hereby does merge itself into Multicare, which will assume all of the obligations of the Corporation; and further

      RESOLVED, that the Merger shall be effective upon filing with the Secretary of State of Delaware; and further

      RESOLVED, that in accordance with the Merger Agreement, the effect of the Merger on the capital stock of the constituent Corporations is as follows:

        (a) Each share of the capital stock of the Corporation issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall be converted into and become one fully paid and nonassessable share of the Surviving Corporation (as defined in the Merger Agreement).

        (b) Each share of Common Stock that is owned by Multicare or any subsidiary of Multicare and each share of Common Stock that is owned by Parent, the Corporation or any other subsidiary of Parent (as defined in the Merger Agreement) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (C) Subject to the provisions of the Merger Agreement relating to appraisal rights under Section 262 of the DGCL, as amended, each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with clause (b) above) shall be converted into the right to receive in cash, without interest, the price paid for each share of Common Stock in the Offer (as defined in the Merger Agreement) (the "Merger Consideration"). As of the Effective Time, all shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; and further

      RESOLVED, that the other terms and conditions of the Merger shall be as set forth in the Merger Agreement; and further

      RESOLVED, that the proposed Merger shall be submitted to the sole stockholder of this Corporation and upon receiving the written consent of such stockholder the Merger shall be approved; and further

      RESOLVED, that the proper officers of Multicare, as the surviving Corporation, be and they hereby are directed to notify each stockholder of record of said Multicare, entitled to notice within 10 days after the effective date of the Merger, that said Merger has become effective and further
                                       2

      RESOLVED, that the proper officers of this Corporation be and they are hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Multicare, and the date of adoption thereof; and to cause the same to be filed with the Secretary of State and a certified copy recorded in the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect the Merger.

      FOURTH: that the Merger has been approved by the sole stockholder of this Corporation by written consent without a meeting in accordance with
   Section 228 of the DGCL.

      IN WITNESS WHEREOF, said Genesis ElderCare Acquisition Corp. has caused this Certificate to be signed by George V. Hager, Jr., its authorized officer, this 10th day of October, 1997.



ATTEST:                                      GENESIS ELDERCARE ACQUISITION CORP.


By: Ira C. Gubernick                         By: George V. Hager, Jr.
    -------------------------------          -----------------------------------
    Name: Ira C. Gubernick                   Name:  George V. Hager, Jr.
    Title: General Counsel and               Title: Senior Vice President and
           Secretary                                Chief Financial Officer

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 10:00 AM 06/24/1998
                                                    981244331 - 2291119


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

   THE MULTICARE COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of THE MULTICARE COMPANIES, INC. adopted the following resolution on the 11th day of May, 1998.

   Resolved, that the registered office of THE MULTICARE COMPANIES, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, THE MULTICARE COMPANIES, INC. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of May, 1998.


                                            /s/ Ira C. Gubernick
                                            -----------------------------------
                                            Ira C. Gubernick, Secretary


(DEL. - 264 - 6/15/94)
CT System

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 12:00 PM 09/10/1998
                                                    981351977 - 2291119


                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION


   The Multicare Companies. Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

   DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

   RESOLVED, that the Restated Certificate of Incorporation of The Multicare Companies, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

   The total number of shares which the Corporation shall have authority to issue shall be reduced from Seventy-seven million (77,000,000) shares, consisting of Seven Million (7,000,000) shares of Preferred Stock, par value $.0l per share, and Seventy Million (70,000,000) shares of Common Stock, par value $.01 per share (hereinafter called "Common Stock"), to, 1,000 shares, consisting of One Thousand (1,000) shares of Common Stock.

(DEL. - 387 - 6/21/95)
CT System
                                      -1-

   SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said The Multicare Companies, Inc. has caused this certificate to be signed by Ira C. Gubernick, its Vice President, Office of the Chairman and Corporate Secretary, this Twenty-Seventh day of August, 1998.


                                            The Multicare
                                            Companies, Inc.

                                            By [graphic of signature]
                                               --------------------------------
                                               Vice President,
                                               Office of the
                                               Chairman and
                                               Corporate Secretary

(DEL. - 387 - 6/21/95)
CT System
                                      -2-